Del Monte Foods Company	NEWS RELEASE
P.O. Box 193575
San Francisco, CA 94119-3575
DEL MONTE FOODS COMPANY REPORTS
FISCAL 2007 THIRD QUARTER RESULTS

SAN FRANCISCO, March 1, 2007 - Del Monte Foods Company (NYSE: DLM):
Announcement Highlights
•	Reported net sales growth of 14.9% reflecting pet acquisitions, growth from new products, and pricing actions.
•	Reported diluted EPS from continuing operations of $0.22 in Q3F07 (includes $0.04 for transformation, integration and purchase accounting) compared to $0.22 in Q3F06; reflects impact from pet acquisitions, pricing actions, inflationary and other operational cost increases, and some volume erosion.
•	Continues to expect F07 sales growth of 12% to 15% over F06.
•	Narrows EPS guidance range. Now expects diluted EPS from continuing operations of $0.50 to $0.53 (includes $0.21 to $0.22 for transformation, integration, and purchase accounting) compared to prior guidance of $0.48 to $0.53 (included $0.22 to $0.25 for transformation, integration and purchase accounting).
Del Monte Foods Third Quarter Results
Del Monte Foods today reported net sales for the third quarter of fiscal 2007 of $907.2 million compared to $789.6 million last year, an increase of 14.9%. Income from continuing operations was $45.1 million, or $0.22 EPS, compared to $45.2 million, or $0.22 EPS in the previous year. Results for third quarter fiscal 2007 included $0.02 of transformation-related expenses, $0.01 of purchase accounting impact, and $0.01 of integration expense.
“This quarter’s solid financial results were driven by the ongoing successful execution against our strategic initiatives as we continue to strengthen the foundation of Del Monte,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “The strength of our recently acquired pet businesses, growth from new products and the heightened impact of pricing actions we took earlier this year drove both the top and bottom line. These drivers, coupled with continued aggressive cost-reduction programs, helped the Company mitigate ongoing inflationary cost pressures and are enhancing the long-term earnings performance potential of our company.”

The 14.9% increase in net sales was driven by the acquisitions of Meow Mix and Milk-Bone. Growth from new products and net pricing also contributed to the increase in net sales. These gains were partially offset by volume declines, primarily in Consumer Products.
Third quarter EPS from continuing operations was flat versus the previous year including the impact of the $0.04 of transformation-related expenses, integration expense, and purchase accounting impact mentioned above. The positive impact of pricing actions and recent pet acquisitions (net of related interest expense) were partially offset by higher costs, lower volume, and higher marketing and interest expense.
Reportable Segments — Third Quarter Results
Consumer Products
For the third quarter, Consumer Products net sales were $551.0 million, a decrease of 2.0% from net sales of $562.3 million in the prior year period. Del Monte Brands net sales decreased by 1.8%, due primarily to a decline in volume. Volume elasticity resulting from first half fiscal 2007 tomato and fruit price increases combined with reduced fruit volume from historically lower margin products and lower merchandising, both relating to limited fruit supply, contributed to the decline. In addition, the decline in volume reflected the Q2 customer buy-forward in advance of the October fruit price increase. Net pricing actions and increased growth from new products were positive contributors in the quarter. StarKist Seafood net sales decreased by 2.8% primarily due to lower volume from pricing actions and other factors.
Consumer Products operating income decreased 12.1% from $59.6 million in third quarter fiscal 2006 to $52.4 million in third quarter fiscal 2007. The decrease was driven primarily by StarKist Seafood due to higher fish costs and lower volume. These factors were partially offset by positive net pricing actions in fruit and tomatoes.
Pet Products
For the third quarter, Pet Products net sales were $356.2 million, an increase of 56.7% over net sales of $227.3 million in the prior year period. The increase was almost entirely driven by the Meow Mix and Milk-Bone acquisitions. Growth from new pet products, including 9Lives Daily Essentials, Kibbles ‘n Bits Brushing Bites and Pup-Peroni Ribs, a shift in promotional timing from fourth quarter fiscal 2007 to third quarter fiscal 2007, and net pricing also positively contributed to the increase in net sales. These gains were partially offset by lower volume driven primarily by competitive marketing dynamics and elasticity, which were both related to the May 2006 pet products price increases.
Pet Products operating income increased 70.0% from $45.4 million in third quarter fiscal 2006 to $77.2 million in third quarter fiscal 2007. The increase primarily reflected the positive impact of the Meow Mix and Milk-Bone acquisitions net of integration expense and purchase accounting impact. Net pricing actions also positively impacted operating income.

Operating Income and EPS Impact of Transformation, Integration, and Purchase Accounting
Factors by Reportable Segment

	Pet Products		Consumer Products		Corporate		Total[1]		Total Included in:
	OI	EPS	OI	EPS	OI	EPS	OI	EPS	COGS	SG&A

F07 Q3
Transformation-related
expense	$0.2	$0.00	($1.9)	($0.01)	($5.2)	($0.02)	($6.9)	($0.02)	($1.7)	($5.2)
Integration expense	($2.3)	($0.01)	$0.0	$0.00	$0.0	$0.00	($2.3)	($0.01)	($0.2)	($2.1)
Purchase accounting impact	($3.0)	($0.01)	$0.0	$0.00	$0.0	$0.00	($3.0)	($0.01)	($3.0)	$0.0

Total[1]	($5.1)	($0.02)	($1.9)	($0.01)	($5.2)	($0.02)	($12.2)	($0.04)	($4.9)	($7.3)

1.	May not sum due to rounding
Del Monte Foods Nine Months Ended January 28, 2007 Results
The Company reported net sales for the first nine months of fiscal 2007 of $2,474.8 million compared to $2,199.4 million last year, an increase of 12.5%. Income from continuing operations was $76.2 million, or $0.37 EPS, compared to $95.3 million, or $0.47 EPS in the previous year. Results for the first nine months of fiscal 2007 included $0.09 of transformation-related expenses, $0.03 of integration expense, and $0.03 of purchase accounting impact.
The 12.5% increase in net sales was driven by the acquisitions of Meow Mix and Milk-Bone. Increased growth from new products and net pricing also contributed to the increase in net sales. These gains were partially offset by a volume decline, driven by many of the same factors which impacted the third quarter fiscal 2007 results.
EPS from continuing operations was down $0.10, including the $0.15 of transformation-related expense, purchase accounting impact, and integration expense mentioned above. Pricing actions and the pet acquisitions (net of related interest expense) favorably impacted EPS. Partially offsetting these gains were higher costs, lower volume and higher interest expense.

Outlook
Fourth Quarter Fiscal 2007
For the fiscal 2007 fourth quarter, the Company expects to deliver sales growth of approximately 13% to 15% over net sales of $799.2 million in the fourth quarter of fiscal 2006. Diluted EPS from continuing operations is expected to be approximately $0.13 to $0.16, including $0.04 to $0.05 of transformation-related expenses, $0.01 of integration expense, and $0.01 of purchase accounting impact, as compared to $0.21 in the fourth quarter of fiscal 2006.
Factors Impacting Guidance

	Q1A	Q2A	Q3A	Q1+Q2+Q3A	[1]	Q4A	F06A1

Fiscal 2007	$0.04	$0.12	$0.22	$0.37		$0.13 - $0.16	$0.50 - $0.53
Includes:
F07 Transformation-related expenses	($0.03)	($0.03)	($0.02)	($0.09)		($0.04) - ($0.05)	($0.13) - ($0.14)
F07 Integration expense	($0.01)	($0.02)	($0.01)	($0.03)		($0.01)	($0.04)
F07 Purchase accounting impact	($0.01)	($0.01)	($0.01)	($0.03)		($0.01)	($0.04)

	Q1A	Q2A	Q3A	Q1+Q2+Q3A	[1]	Q4A	F06A1

Fiscal 2006	$0.06	$0.18	$0.22	$0.47		$0.21	$0.67

1.	May not sum due to rounding
Fiscal 2007
For fiscal 2007, the Company continues to expect sales growth of 12% to 15% over fiscal 2006 net sales of $2,998.6 million. Fiscal 2007 net sales growth is expected to be driven primarily by the Meow Mix and Milk-Bone acquisitions.
The Company narrowed its fiscal 2007 EPS guidance range and now expects diluted EPS from continuing operations to be $0.50 to $0.53, which includes approximately $0.13 to $0.14 of transformation-related expenses, $0.04 of integration expense, and $0.04 of purchase accounting impact. This compares to previous guidance of $0.48 to $0.53 in fiscal 2007, which included approximately $0.11 to $0.14 of transformation-related expenses, $0.06 of integration expense, and $0.05 of purchase accounting impact. The Company reported $0.67 diluted EPS from continuing operations in fiscal 2006. The Company is not increasing its fiscal 2007 EPS guidance range because it now expects additional volume declines in StarKist Seafood and increased corn and fish costs during the fourth quarter. Additionally, there was a shift in Pet Products’ merchandising timing from fourth quarter fiscal 2007 to third quarter fiscal 2007.

The Company reiterated that it expects cash provided by operating activities, less cash used in investing activities, to be approximately $150 to $170 million.
Factors Impacting Guidance

	Full Year
	F07E	F06A
F07 diluted EPS Guidance	$0.50 - $0.53	$0.67
Includes:
F07 Transformation-related expenses	($0.13) - ($0.14)
F07 Integration expense	($0.04)
F07 Purchase accounting impact	($0.04)
Webcast Information
Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its fiscal 2007 third quarter results and outlook at 7:00 a.m. PT (10:00 a.m. ET) today. To access the webcast and slide presentation, go to www.delmonte.com, click on Company Information and select the Investor tab. Historical, quarterly results can be accessed at www.delmonte.com/Company/investors. The audio portion of the webcast may also be accessed during the call (listen-only mode) as follows:
1- 888-788-9432 (1-210-795-9068 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.
Del Monte Foods
Del Monte Foods is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating approximately $3 billion in net sales in fiscal 2006. With a powerful portfolio of brands including Del Monte®, StarKist®, S&W®, Contadina®, College Inn®, Meow Mix®, Kibbles ‘n Bits®, 9Lives®, Milk-Bone®, Pup-Peroni®, Meaty Bone®, Snausages® and Pounce®, Del Monte products are found in nine out of ten American households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE:DLM) visit the Company’s website at www.delmonte.com.
Forward-Looking Statements
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results, including the expected costs of the transformation plan, the integration of the Meow Mix and Milk-Bone acquisitions and purchase accounting, as well as to the Company’s long-term potential.

Factors that could cause actual results to differ materially from those described in this press release include, among others: general economic and business conditions; final costs related to the integration of the Meow Mix and Milk-Bone businesses; cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy, fuel, packaging, grains (including corn), meat by-products and tuna; logistics and other transportation-related costs; our debt levels and ability to service and reduce our debt; efforts and ability to increase prices and reduce costs; costs and results of efforts to improve the performance and market share of our businesses; reduced sales, disruptions, costs or other charges to earnings that may be generated by our strategic plan and transformation plan efforts; effectiveness of marketing, pricing and trade promotion programs; changes in U.S., foreign or local tax laws and effective rates; changing consumer and pet preferences; timely launch and market acceptance of new products; competition, including pricing and promotional spending levels by competitors; acquisitions, if any, including identification of appropriate targets and successful integration of any acquired businesses; product liability claims; weather conditions; crop yields; interest rate fluctuations; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; changes in business strategy or development plans; availability, terms and deployment of capital; increased pension funding obligations; dependence on co-packers, some of whom may be competitors or sole-source suppliers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations and import/export duties; litigation; industry trends, including changes in buying, inventory and other business practices by customers; public safety and health issues; and other factors.
These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and most recent quarterly report on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Our declaration of future dividends, if any, is subject to final determination by our Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants, and financial performance and position, among other things.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	January 28,	January 29,	January 28,	January 29,
	2007	2006	2007	2006
	(Unaudited)
Net sales	$907.2	$789.6	$2,474.8	$2,199.4
Cost of products sold	654.0	571.3	1,812.7	1,618.6

Gross profit	253.2	218.3	662.1	580.8
Selling, general and administrative expense	142.7	125.8	428.8	362.9

Operating income	110.5	92.5	233.3	217.9
Interest expense	42.2	22.7	115.6	66.8
Other (income) expense	(0.6)	(0.1)	(0.2)	1.0

Income from continuing operations before income taxes	68.9	69.9	117.9	150.1
Provision for income taxes	23.8	24.7	41.7	54.8

Income from continuing operations	45.1	45.2	76.2	95.3

Income (loss) from discontinued operations before income taxes	2.2	11.3	(0.5)	27.1
Provision (benefit) for income taxes	0.8	4.6	(0.2)	10.4

Income (loss) from discontinued operations	1.4	6.7	(0.3)	16.7

Net income	$46.5	$51.9	$75.9	$112.0

Earnings per common share (EPS)
Basic:
Basic Average Shares	201,861,749	199,719,243	201,161,445	202,345,229
EPS — Continuing Operations	$0.22	$0.22	$0.38	$0.47
EPS — Discontinued Operations	0.01	0.04	—	0.08

EPS — Total	$0.23	$0.26	$0.38	$0.55

Diluted:

Diluted Average Shares	204,377,874	201,917,511	203,464,803	204,560,130
EPS — Continuing Operations	$0.22	$0.22	$0.37	$0.47
EPS — Discontinued Operations	0.01	0.04	—	0.07

EPS — Total	$0.23	$0.26	$0.37	$0.54

Del Monte Foods Company — Selected Financial Information
Net Sales by Segment (in millions)

	Three Months Ended		Nine Months Ended
	January 28,	January 29,	January 28,	January 29,
Net Sales:	2007	2006	2007	2006
	(Unaudited)
Consumer Products	$551.0	$562.3	$1,538.1	$1,568.9
Pet Products	356.2	227.3	936.7	630.5

Total company	$907.2	$789.6	$2,474.8	$2,199.4

Operating Income by Segment (in millions)

	Three Months Ended		Nine Months Ended
	January 28,	January 29,	January 28,	January 29,
Operating Income:	2007	2006	2007	2006
	(Unaudited)
Consumer Products	$52.4	$59.6	$130.8	$153.3
Pet Products	77.2	45.4	167.5	100.7
Corporate (a)	(19.1)	(12.5)	(65.0)	(36.1)

Total company	$110.5	$92.5	$233.3	$217.9

     (a) Corporate represents expenses not directly attributable to reportable segments. For the three and nine months ended January 28, 2007, Corporate includes $5.2 and $25.2 of transformation-related expenses, respectively, including all severance-related restructuring costs.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	January 28,	April 30,
	2007	2006
		(derived from audited
	(Unaudited)	financial statements)
ASSETS

Cash and cash equivalents	$20.9	$459.9
Restricted cash	—	43.3
Trade accounts receivable, net of allowance	251.5	237.8
Inventories	1,006.2	764.2
Prepaid expenses and other current assets	103.5	111.9

TOTAL CURRENT ASSETS	1,382.1	1,617.1

Property, plant and equipment, net	700.5	641.4
Goodwill	1,390.9	758.7
Intangible assets, net	1,203.6	572.5
Other assets, net	39.8	33.2

TOTAL ASSETS	$4,716.9	$3,622.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$501.6	$450.9
Short-term borrowings	187.9	1.7
Current portion of long-term debt	26.8	58.6

TOTAL CURRENT LIABILITIES	716.3	511.2

Long-term debt	1,959.3	1,242.5
Deferred tax liabilities	325.8	228.1
Other non-current liabilities	332.3	327.1

TOTAL LIABILITIES	3,333.7	2,308.9

Stockholders’ equity:
Common stock	$2.1	$2.1
Additional paid-in capital	1,013.1	989.5
Treasury stock, at cost	(133.1)	(126.5)
Accumulated other comprehensive loss	(7.4)	(7.9)
Retained earnings	508.5	456.8

TOTAL STOCKHOLDERS’ EQUITY	1,383.2	1,314.0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,716.9	$3,622.9

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended
	January 28,	January 29,
	2007	2006
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$75.9	$112.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74.9	70.9
Deferred taxes	17.5	28.4
Gain on asset disposals	(0.9)	—
Stock compensation expense	10.6	6.7
Tax benefit from stock options exercised	—	1.6
Other non-cash items, net	2.6	(2.5)
Changes in operating assets and liabilities	(160.4)	(130.6)

NET CASH PROVIDED BY OPERATING ACTIVITIES	20.2	86.5

INVESTING ACTIVITIES:
Capital expenditures	(51.3)	(39.2)
Net proceeds from disposal of assets	16.7	26.1
Net cash used in business acquisitions	(1,310.7)	—
Decrease in restricted cash	43.3	—

NET CASH USED IN INVESTING ACTIVITIES	(1,302.0)	(13.1)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	739.9	171.2
Payments on short-term borrowings	(553.7)	(170.4)
Proceeds from long-term debt	745.0	—
Principal payments on long-term debt	(60.0)	(1.1)
Payments of debt-related costs	(10.0)	—
Dividends paid	(24.1)	—
Issuance of common stock	12.2	2.8
Purchase of treasury stock	(6.6)	(126.5)
Excess tax benefits from stock-based compensation	0.6	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	843.3	(124.0)

Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.7)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(439.0)	(51.3)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	459.9	145.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20.9	$94.6

CONTACTS:

Media Contact	Analysts
Brandy Bergman/Robin Weinberg	Jennifer Garrison/Katherine Husseini
Citigate Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
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